Exhibit 99.2 Reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarter and six months ended June 30, 2018 and 2017.

Quarter Ended June 30, 2018 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income from continuing operations	$62.7	$157.4	$8.6	$9.6	$(0.8)	$(74.6)	$162.9
Provision for income taxes	—	—	—	—	—	51.2	51.2
Interest expense, net of capitalized interest	—	—	—	—	—	4.4	4.4
Depreciation and amortization	8.4	13.6	4.3	2.3	0.7	0.8	30.1
EBITDA from continuing operations	71.1	171.0	12.9	11.9	(0.1)	(18.2)	248.6
Stock-based compensation expense	0.3	0.1	0.1	—	—	1.5	2.0
Investment income	—	—	—	—	—	(4.8)	(4.8)
Other operating credits and charges, net	—	—	—	—	—	(4.5)	(4.5)
Other non-operating items	—	—	—	—	—	0.7	0.7
Adjusted EBITDA from continuing operations	$71.4	$171.1	$13.0	$11.9	$(0.1)	$(25.3)	$242.0
Adjusted EBITDA Margin	27.3%	44.2%	11.9%	26.3%	(1.4)%	NA	29.8%

Quarter Ended June 30, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income from continuing operations	$49.0	$103.0	$5.3	$5.5	$(0.9)	$(67.4)	$94.5
Provision for income taxes	—	—	—	—	—	36.0	36.0
Interest expense, net of capitalized interest	—	—	—	—	—	4.9	4.9
Depreciation and amortization	7.5	14.9	3.7	2.2	0.5	0.8	29.6
EBITDA from continuing operations	56.5	117.9	9.0	7.7	(0.4)	(25.7)	165.0
Stock-based compensation expense	0.2	0.2	0.1	—	—	1.4	1.9
Gain on sale or impairment of long-lived assets, net	—	—	—	—	—	(3.1)	(3.1)
Investment income	—	—	—	—	—	(2.3)	(2.3)
Other operating credits and charges, net	—	—	—	—	—	2.0	2.0
Other non-operating items	—	—	—	—	—	3.1	3.1
Adjusted EBITDA from continuing operations	$56.7	$118.1	$9.1	$7.7	$(0.4)	$(24.6)	$166.6
Adjusted EBITDA Margin	24.5%	36.3%	9.7%	19.9%	(5.6)%	NA	24.0%

Six Months Ended June 30, 2018 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income from continuing operations	$108.0	$254.8	$11.4	$18.5	$(1.7)	$(133.2)	$257.8
Provision for income taxes	—	—	—	—	—	80.9	80.9
Interest expense, net of capitalized interest	—	—	—	—	—	8.8	8.8
Depreciation and amortization	16.6	28.4	8.7	4.6	1.2	1.6	61.1
EBITDA from continuing operations	124.6	283.2	20.1	23.1	(0.5)	(41.9)	408.6
Stock-based compensation expense	0.5	0.4	0.2	—	—	3.1	4.2
Gain on sale or impairment of long-lived assets, net	—	—	—	—	—	(0.6)	(0.6)
Investment income	—	—	—	—	—	(8.0)	(8.0)
Other operating credits and charges, net	—	—	—	—	—	(4.9)	(4.9)
Other non-operating items	—	—	—	—	—	2.1	2.1
Adjusted EBITDA from continuing operations	$125.1	$283.6	$20.3	$23.1	$(0.5)	$(50.2)	$401.4
Adjusted EBITDA Margin	25.6%	40.5%	9.7%	26.3%	(3.3)%	NA	26.7%

Six Months Ended June 30, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income from continuing operations	$89.7	$163.8	$6.1	$10.6	$(1.1)	$(119.6)	$149.5
Provision for income taxes	—	—	—	—	—	51.5	51.5
Interest expense, net of capitalized interest	—	—	—	—	—	9.9	9.9
Depreciation and amortization	15.6	29.6	7.6	4.4	1.4	1.6	60.2
EBITDA from continuing operations	105.3	193.4	13.7	15.0	0.3	(56.6)	271.1
Stock-based compensation expense	0.4	0.4	0.1	—	—	5.1	6.0
Gain on sale or impairment of long-lived assets, net	—	—	—	—	—	(2.5)	(2.5)
Investment income	—	—	—	—	—	(4.3)	(4.3)
Other operating credits and charges, net	—	—	—	—	—	5.4	5.4
Other non-operating items	—	—	—	—	—	5.0	5.0
Adjusted EBITDA from continuing operations	$105.7	$193.8	$13.8	$15.0	$0.3	$(47.9)	$280.7
Adjusted EBITDA Margin	23.8%	32.7%	7.8%	19.6%	1.9%	NA	21.5%